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                                                                   EXHIBIT 10.33

Ethen
COAST

LOAN AND SECURITY AGREEMENT

Borrower:         RPI Acquisition Corporation
                  Cycle Masters Corporation
                  EnviroPlastics Corporation
                  Earth Care Products of Tennessee, Inc.
                  Chesapeake Plastic Lumber Company, Inc.
                  Earth Care Products of Midwest, Inc.
                  Environmental Specialty Products, Inc.
                  Clean Earth of New Castle, Inc.
                  Carteret Biocycle Corporation
                  Consolidated Technologies, Inc.
                  GCI Acquisition Corporation
                  Waste Concepts, Inc.
                  Green Horizon Environmental, Inc.
                  Integrated Technical Services, Inc.

Address:          % 2300 Glades Road, Suite 440 W
                  Boca Raton, Florida 33431

Date:             September ____, 1998

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and the borrower(s) named above (JOINTLY AND SEVERALLY, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 1 below.


1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT DEBTOR" means the obligor on a Receivable or General
Intangible.

         "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "AUDIT" means to inspect, audit and copy Borrower's books and records and the Collateral.

         "BORROWER" has the meaning set forth in the introduction to this Agreement.

         "BORROWER'S ADDRESS" has the meaning set forth in the introduction to this Agreement.

         "BUSINESS DAY" means a day on which Coast is open for business.

         "CHANGE OF CONTROL" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the current holders of the ownership interests in any Borrower) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction, of more than twenty percent (20%) of the total voting power of all classes of stock or other ownership interests then outstanding of any Borrower normally entitled to vote in the election of directors or analogous governing body, provided that mergers between one or more of the Borrowers or with any Guarantor (as defined in the Schedule) with 30 days prior written notice to Coast shall not be deemed a Change of Control.





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         "CLEAN EARTH" shall mean Clean Earth, Inc., Clean Earth of New Castle,
Inc., Carteret Biocycle Corporation, Consolidated Technologies, Inc., GCI Acquisition Corporation, Waste Concepts, Inc., Green Horizon Environmental, Inc., Integrated Technical Services, Inc.

         "CLOSING DATE" date of the initial funding under this Agreement.

         "COAST" has the meaning set forth in the introduction to this Agreement.

         "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

         "COLLATERAL" has the meaning set forth in Section 4 hereof.

         "CONSOLIDATED TANGIBLE NET WORTH" means consolidated shareholder's equity, LESS goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items and any other assets of U.S. Plastic Lumber Corporation that would be treated as intangible assets on U.S. Plastic Lumber Corporation's balance sheet prepared in accordance with GAAP.

         "CREDIT LIMIT" means the maximum amount of Loans that Coast may make to Borrower pursuant to the amounts and percentages shown on the Schedule.

         "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

         "DEPOSIT ACCOUNT" has the meaning set forth in Section 9105 of the Code.

         "DOLLARS or $" means United States dollars.

         "EARLY TERMINATION FEE" means the amount set forth on the Schedule that Borrower must pay Coast if this Agreement is terminated by Borrower or Coast pursuant to Section 9.2 hereof.

         "EXCESS CASH FLOW" shall mean Operating Cash Flow/Permitted less each of (i) Total Contractual Debt Service (as defined in the Schedule); and (ii) cash dividends actually paid, to the extent permitted hereunder.

         "ELIGIBLE FOREIGN RECEIVABLES" means Receivables arising from Borrower's customers located outside the United States which Coast otherwise approves for borrowing in its sole and absolute discretion. Without limiting the foregoing, Coast will consider the following in determining the eligibility of such receivables: (i) whether the Borrower's goods are shipped backed by an irrevocable letter of credit satisfactory to Coast (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Coast and is directly drawable by Coast, or (ii) whether the Borrower's customer is a large or rated company having a verifiable credit history, or (iii) whether Borrower's customer is a foreign subsidiary of a customer of Borrower that is a company that was formed and has its primary place of business within the United States, or (iv) whether Borrower's customer is a large foreign corporation, or (v) whether Borrower's customer is a foreign company with a Dun & Bradstreet rating acceptable to Coast in its discretion, or (vi) whether Borrower's goods are shipped to a company that has credit insurance acceptable to Coast in its discretion.

         "ELIGIBLE INVENTORY" means Inventory which Coast, in its sole judgment, deems eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Coast's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of raw material or finished goods, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of work in process, packaging materials or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement;
(v) is at all times subject to Coast's duly perfected, first priority security interest; and (vi) is situated at a one of the locations set forth on the Schedule.

         "ELIGIBLE RECEIVABLES" means Receivables and Eligible Foreign Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Coast, in its sole judgment, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate. Eligible Receivables shall not include the following:





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                  (a) Receivables that the Account Debtor has failed to pay
within 90 days (120 days for Clean Earth Receivables and Eligible Foreign Receivables and 120 days for U.S. government Receivables if there has been compliance with the Federal Assignment of Claims Act) of invoice date or Accounts with selling terms of more than 60 days, or with respect to dating Receivables, subject to a sublimit of $1,500,000 and which are otherwise acceptable to Coast in its discretion reasonable exercised, Receivables for which the Account Debtor has failed to pay within 30 days past due date not to exceed 150 days from invoice date;

                  (b) Receivables owed by an Account Debtor or its Affiliates where twenty five percent (25%) or more of all Receivables owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                  (c) Receivables with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

                  (d) Receivables with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional or Receivables which are subject to bonding;

                  (e) Receivables, other than Eligible Foreign Receivables, that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Receivable is supported by an irrevocable letter of credit satisfactory to Coast (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Coast and is directly drawable by Coast, or (z) the Receivable is covered by credit insurance in form and amount, and by an insurer, satisfactory to Coast;

                  (f) Receivables with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Coast, with the Assignment of Claims Act, 31 U.S.C. " 3727), or (ii) any State of the United States (exclusive, however, of Receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                  (g) Receivables with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Receivables;

                  (h) Receivables with respect to an Account Debtor whose total obligations owing to Borrower in the aggregate exceed twenty five percent (25%) of all Eligible Receivables or owing to any individual Borrower in excess of thirty percent (30%) of all Eligible Receivables owing to such individual Borrower, to the extent of the obligations owing by such Account Debtor in excess of such percentage. In order to exceed the above referenced limits, Borrower must obtain the prior written approval of Coast, which approval is subject to the discretion of Coast on an Account Debtor by Account Debtor basis;

                  (i) Receivables with respect to which the Account Debtor is subject to any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation proceeding, or becomes insolvent, or goes out of business;

                  (j) Receivables the collection of which Coast, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                  (k) Receivables with respect to which the goods giving rise to such Receivable have not been shipped and billed to the Account Debtor, the services giving rise to such Receivable have not been performed and accepted by the Account Debtor, or the Receivable otherwise does not represent a final sale;

                  (l) Receivables with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and





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                  (m) Receivables that represent progress payments or other
advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services unless Coast has obtained a no offset letter from the account debtor in form and substance acceptable to Coast in its discretion.

         "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "EQUIPMENT ACQUISITION LOANS" means the Loans described in Section 2(d) of the Schedule.

         "EVENT OF DEFAULT" means any of the events set forth in Section 10.1 of this Agreement.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

         "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

         "INVENTORY LOANS" means the Loans described in Section 2(b) of the Schedule.

         "INVESTMENT PROPERTY" has the meaning set forth in Section 9115 of the Code as in effect as of the date hereof.

         "LOAN DOCUMENTS" means this Agreement, the agreements and documents listed on Section 5 of the Schedule, and any other agreement, instrument or document executed in connection herewith or therewith.

         "LOANS" has the meaning set forth in Section 2.1 hereof.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower or any guarantor of any of the Obligations, (ii) the ability of Borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Coast hereunder or thereunder.





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         "MATURITY DATE" means the date that this Agreement shall cease to be effective, as set forth on the Schedule, subject to the provisions of Section
9.1 and 9.2 hereof.

         "MAXIMUM DOLLAR AMOUNT" has the meaning set forth in Section 2 of the Schedule.

         "MINIMUM MONTHLY INTEREST" has the meaning set forth in Section 3 of the Schedule.

         "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees (including attorneys' fees and expenses incurred in bankruptcy), expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Coast.

         "OPERATING CASH FLOW/PERMITTED" means, for any period, U.S. Plastic Lumber Corporation's net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with GAAP, plus or minus each of the following items, to the extent deducted from or added to the revenues in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; and (iv) total federal and state income tax expense determined as the accrued liability in respect of such period, regardless of what portion of such expense has actually been paid during such period, and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period;
(b) any non-cash income; and (c) all permitted capital expenditures actually made during such period and not financed.

         "PERMITTED LIENS" means the following:

                  (a) purchase money security interests in specific items of Equipment;

                  (b) leases of specific items of Equipment;

                  (c) liens for taxes not yet payable;

                  (d) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld;

                  (e) security interests being terminated substantially concurrently with this Agreement;

                  (f) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

                  (g) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (a) or (b) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; or

                  (h) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Coast will have the right to require, as a condition to its consent under subparagraph (d) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

         "PERSON" means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.




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         "PRIME RATE" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the applicable month, as the base rate on corporate loans at large U.S. money center commercial banks.

         "REAL PROPERTY" means Carteret Biocycle Corporation's facility on leased land located at 34 Middlesex Ave, Carteret, New Jersey.

         "RECEIVABLE LOANS" means the Loans described in Section 2(a) of the Schedule.

         "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

         "RENEWAL DATE" shall mean the Maturity Date if this Agreement is renewed pursuant to Section 9.1 hereof, and each anniversary thereafter that this Agreement is renewed pursuant to Section 9.1 hereof.

         "RENEWAL FEE" means the fee that Borrower must pay Coast upon renewal of this Agreement pursuant to Section 9.1 hereof, in the amount set forth on the Schedule.

         "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

         "TERM LOAN" means the Loans described in Section 2(c) of the Schedule.

         "YEAR 2000 PROBLEM" means the risk that computer systems, software and applications used by a Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999.

         "OTHER TERMS" All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2. CREDIT FACILITIES.

2.1 LOANS. Coast will make loans to Borrower (the "Loans"), in amounts and in percentages to be determined by Coast in its good faith discretion, up to the Credit Limit, provided no Default or Event of Default has occurred and is continuing. In addition, Coast may create reserves against or reduce its advance rates based upon Eligible Receivables or Eligible Inventory without declaring a Default or an Event of Default if it determines that there has occurred a Material Adverse Effect.

3. INTEREST AND FEES.

3.1 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Coast Minimum Monthly Interest during the term of this Agreement with respect to the Receivable Loans and the Inventory Loans in the amount set forth on the Schedule.




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3.2 FEES. Borrower shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are deemed fully earned and are nonrefundable.

4. SECURITY INTEREST.

         To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, Investment Property, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral")

5. CONDITIONS PRECEDENT.

         The obligation of Coast to make the Loans is subject to the satisfaction, in the sole discretion of Coast, at or prior to the first advance of funds hereunder, of each, every and all of the following conditions:

5.1 STATUS OF ACCOUNTS AT CLOSING. No accounts payable shall be due and unpaid one hundred twenty (120) days past its due date except for such accounts payable being contested in good faith in appropriate proceedings and for which adequate reserves have been provided.

5.2 MINIMUM AVAILABILITY. Borrower shall have minimum availability immediately following the initial funding in the amount set forth on the Schedule.

5.3 LANDLORD WAIVER. Coast shall have received duly executed

                  (a) landlord waivers and access agreements in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and, when deemed appropriate by Coast, in form for recording in the appropriate recording office, with respect to all leased locations where Borrower maintains any inventory or equipment.

                  (b) warehouse waivers in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and when deemed appropriate by Coast, in form for recording in the appropriate recording office, with respect to all warehouse locations where Borrower maintains any inventory or equipment.

5.4 REAL PROPERTY. Coast shall have received duly executed mortgages and/or deeds of trust in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, in form for recording in the appropriate recording office, with respect to the Real Property.

5.5 EXECUTED AGREEMENT. Coast shall have received this Agreement duly executed and in form and substance satisfactory to Coast in its sole and absolute discretion.

5.6 OPINION OF BORROWER'S COUNSEL. Coast shall have received an opinion of Borrower's counsel, in form and substance satisfactory to Coast in its sole and absolute discretion.

5.7 PRIORITY OF COAST'S LIENS. Coast shall have received the results of "of record" searches satisfactory to Coast in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against Borrower indicating that Coast has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens.

5.8 INSURANCE. Coast shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section 8.2 hereof, including lender's loss payee endorsements.

5.9 BORROWER'S EXISTENCE. Coast shall have received copies of Borrower's articles or certificate of incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of Borrower's organization, and dated a recent date prior to the Closing Date, and Coast shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

5.10 ORGANIZATIONAL DOCUMENTS. Coast shall have received copies of Borrower's By-laws and all amendments thereto, and Coast shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each case certified by the Secretary or other acceptable officer of Borrower as of the Closing Date.

5.11 TAXES. Coast shall have received evidence from Borrower that Borrower has complied with all tax withholding and Internal Revenue Service regulations, in form and substance satisfactory to Coast in its sole and absolute discretion.

5.12 DUE DILIGENCE. Coast shall have completed its due diligence with respect to Borrower.

5.13 YEAR 2000 PROBLEM ASSESSMENT CERTIFICATE. Coast shall have received a certificate from the relevant officer of Borrower to the effect that Borrower knows of no facts which would cause Borrower to reasonably believe that the Year 2000 Problem will cause a Material Adverse Effect. Without limiting the foregoing, Borrower hereby represents that its computer systems, software and applications will be Year 2000 compliant by April 1, 1999 and that it will complete its assessments of Year 2000 compatibility of its vendors and customer's by June 30, 1999.

5.14 OTHER DOCUMENTS AND AGREEMENTS. Coast shall have received such other agreements, instruments and documents as Coast may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Coast in Coast's sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 5 of the Schedule.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

         In order to induce Coast to enter into this Agreement and to make Loans, Borrower represents and warrants to Coast as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

6.1 EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate Borrower's articles or certificate of incorporation or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

6.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Coast thirty (30) days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

6.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Coast at least thirty (30) days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule. Any additional location for which Coast has received notice hereunder shall be deemed added to the Schedule provide that Coast has a first priority security interest in the assets at such location.

6.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Coast and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

6.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Coast in writing of any material loss or damage to the Collateral.

6.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

6.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no Material Adverse Effect. Borrower is now and will continue to be Solvent.

6.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

6.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

6.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in a Material Adverse Effect. Borrower will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving an amount set forth on the Schedule.

6.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

7. RECEIVABLES.

7.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Coast as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

7.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Coast as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct in all material respects and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

7.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Coast via facsimile, unless otherwise directed by Coast, at such locations and at such intervals as Coast may request, transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Coast's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of Borrower's Receivables, nor shall Coast's failure to advance or lend against a specific Receivable affect or limit Coast's security interest and other rights therein. Loan requests received after 10:30 A.M. Los Angeles, California time, will not be considered by Coast until the next Business Day. Together with each such schedule, or later if requested by Coast, Borrower shall furnish Coast with copies (or, at Coast's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Coast an aged accounts receivable trial balance in such form and at such intervals as Coast shall request. In addition, Borrower shall deliver to Coast the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Borrower shall also provide Coast with copies of all credit memos as and when requested by Coast.

7.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Coast, and Borrower shall deliver all such payments and proceeds to Coast within one (1) Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Coast may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Coast may specify, pursuant to a blocked account agreement in such form as Coast may specify. Coast or its designee may, at any time, notify Account Debtors that Coast has been granted a security interest in the Receivables, provided in the absence of the occurrence and continuance of an Event of Default after any cure period has expired, Coast will give the form of written notice to Borrower which it proposes to send to any Account Debtor at least two Business Days prior to such notice actually being sent to such Account Debtor(s). Borrower may give Coast during such two Business Day period suggestions on the form of such notice, which suggestion however shall not be binding on Coast.

7.5 REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered to Coast within one (1) Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

7.6 DISPUTES. Borrower shall notify Coast promptly of all disputes or claims relating to Receivables in excess of $2,500. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (a) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (b) no Default or Event of Default has occurred and is continuing; and
(c) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Coast may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Coast considers advisable in its reasonable credit judgment and, in all cases, Coast shall credit Borrower's Loan account with only the net amounts received by Coast in payment of any Receivables.

7.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (a) hold the returned Inventory in trust for Coast, (b) segregate all returned Inventory from all of Borrower's other property, (c) conspicuously label the returned Inventory as subject to Coast's security interest, and (d) immediately notify Coast of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Coast's request deliver such returned Inventory to Coast.

7.8 VERIFICATION. Coast may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Coast or such other name as Coast may choose.

7.9 NO LIABILITY. Coast shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.

8. ADDITIONAL DUTIES OF THE BORROWER.

8.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

8.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrower shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Coast as an additional insured, and all property casualty and related insurance policies of Borrower shall name Coast as a loss payee thereon and Borrower shall cause a lender's loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrower insurance proceeds with respect to Equipment totaling less than the amount set forth in Section 8 of the Schedule, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Coast copies of all reports made to insurance companies.

8.3 REPORTS. Borrower, at its expense, shall provide Coast with the written reports set forth in Section 8 of the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

8.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times but not less frequently than quarterly and on one (1) Business Day's notice, Coast, or its agents, shall have the right to perform Audits. Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrower's expense and the charge for the Audits shall be Seven Hundred Fifty Dollars ($750) per person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out-of-pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement. Borrower shall also take all necessary steps to assure that this material accounting and software, systems and applications, and those of its accounting firm, service bureau or any other third party vendor or supplier, will on a timely basis, adequately and completely address the Year 2000 Problem in all material aspects.

8.5 NEGATIVE COVENANTS. Borrower shall not, without Coast's prior written consent (which as to clause (b) below only shall be based on Coast's reasonable business judgment), do any of the following:

                  (a) merge or consolidate with another entity, except in a transaction in which (i) the owners of the Borrower hold at least fifty percent (50%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) the Borrower is the surviving entity;

                  (b) acquire any assets, except (i) in the ordinary course of business, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of the amount set forth in Section 8 of the Schedule;

                  (c) enter into any other transaction outside the ordinary course of business;

                  (d) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

                  (e) store any Inventory or other Collateral with any warehouseman or other third party unless Coast has obtained a waiver in form satisfactory to Coast;

                  (f) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

                  (g) make any loans of any money or other assets, except (i) advances to customers or suppliers in the ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

                  (h) incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect;

                  (i) guarantee or otherwise become liable with respect to the obligations of another party or entity provided that unsecured guaranties by one individual Borrower of another individual Borrower in which the guaranteed amount is less than $500,000 shall not be prohibited hereunder and Coast will consider increases to the $500,000 threshold in its discretion, reasonalby exercised;

                  (j) pay or declare any dividends or distributions on the ownership interests in Borrower (except for dividends or distributions payable solely in stock form of ownership interests in Borrower);

                  (k) make any change in Borrower's capital structure which would have a Material Adverse Effect; or

                  (l) dissolve or elect to dissolve.

         Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default is continuing or would occur as a result of such transaction.

8.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Coast, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

8.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

9. TERM.

9.1 MATURITY DATE. This Agreement shall continue in effect until the Maturity Date; provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than one hundred twenty (120) days prior to the Maturity Date or the next Renewal Date, that such party elects to terminate this Agreement effective on the Maturity Date or such next Renewal Date. If this Agreement is renewed under this Section 9.1, Borrower shall pay to Coast a Renewal Fee in the amount shown in Section 3 of the Schedule. The Renewal Fee shall be due and payable on the Renewal Date and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

9.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (a) by Borrower, effective three (3) Business Days after written notice of termination is given to Coast; or (b) by Coast at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Coast under this
Section 9.2, Borrower shall pay to Coast an Early Termination Fee in the amount shown in Section 3 of the Schedule. The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

9.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrower of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.

10. EVENTS OF DEFAULT AND REMEDIES

10.1 EVENTS OF DEFAULT. The occurrence of any of the following events by any one or more of the Borrowers shall constitute an "Event of Default" under this Agreement, and Borrower shall give Coast immediate written notice thereof:

                  (a) Any warranty, representation, statement, report or certificate made or delivered to Coast by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading and results in a Material Adverse Effect; or

                  (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or

                  (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or

                  (d) Borrower shall fail to deliver the proceeds of Collateral to Coast as provided in Section 7.5 above, or shall fail to give Coast access to its books and records or Collateral as provided in Section 8.4 above, or shall breach any negative covenant set forth in Section 8.5 above; or

                  (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

                  (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5) Business Days after the date due; or

                  (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within fifteen (15) days after the occurrence of the same; or

                  (h) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

                  (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect; or

                  (j) Dissolution, termination of existence, insolvency or business failure of Borrower or any guarantor of any of the Obligations; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

                  (k) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is (i) not timely controverted, or (ii) not cured by the dismissal thereof within sixty
(60) days after the date commenced; or

                  (l) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

                  (m) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

                  (n) Borrower or any guarantor of any of the Obligations makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

                  (o) except as permitted under Section 8.5(a), Borrower shall suffer or experience any Change of Control without Coast's prior written consent, which consent shall be in the discretion of Coast in the exercise of its reasonable business judgment; or

                  (p) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

                  (q) there shall be any Material Adverse Effect. Coast may cease making any Loans or extending any credit hereunder during any of the above cure periods.

10.2 REMEDIES. Upon the occurrence, and during the continuance of any Event of Default, and subsequent to any cure periods, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

                  (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

                  (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

                  (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Coast without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

                           (i) any bond and any surety or security relating
thereto required by any statute, court rule or otherwise as an incident to such possession;

                           (ii) any demand for possession prior to the
commencement of any suit or action to recover possession thereof; and

                           (iii) any requirement that Coast retain possession
of, and not dispose of, any such Collateral until after trial or final judgment;

                  (d) Require Borrower to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrower, and to remove the Collateral to such locations as Coast may deem advisable;

                  (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Coast is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Coast's benefit;

                  (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

                  (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Coast to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; and

                  (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

         All attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast (including attorneys' fees and expenses incurred in connection with bankruptcy) with respect to the foregoing shall be due from the Borrower to Coast on demand. Coast may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Receivable Loans. Without limiting any of Coast's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

10.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

                  (a) Notice of the sale is given to Borrower at least five (5) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five (5) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

                  (b) Notice of the sale describes the collateral in general, non-specific terms;

                  (c) The sale is conducted at a place designated by Coast, with or without the Collateral being present if otherwise commercially reasonable to do so;

                  (d) The sale commences at any time between 8:00 a.m. and 6:00 p.m. Los Angeles, California time;

                  (e) Payment of the purchase price in cash or by cashier's check or wire transfer is required; and

                  (f) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.

         Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

10.4 POWER OF ATTORNEY. Borrower grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner and , as to clauses (b), (c), (f), (g) and (h), such powers shall only be exercised after the occurrence and during the continuance of an Event of Default (and subsequent to any cure periods) or if Coast is then directly collecting the Receivables;

                  (a) Execute on behalf of Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

                  (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest;

                  (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

                  (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession;

                  (e) Endorse all checks and other forms of remittances received by Coast;

                  (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

                  (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

                  (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

                  (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

                  (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and

                  (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

         Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast (including attorneys' fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Loans. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower. Borrower shall pay, indemnify, defend, and hold Coast and each of its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

10.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Coast first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.

10.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party in equity, under the Code, and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.

11. GENERAL PROVISIONS.

11.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Coast on account of the Obligations three (3) Business Days after receipt by Coast of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 AM Los Angeles, California time, on any day shall be deemed received on the next Business Day. Coast shall be entitled to charge Borrower's account for such three (3) Business Days of "clearance" or "float" at the rate(s) set forth in Section 3 of the Schedule on all checks, wire transfers and other items received by Coast, regardless of whether such three (3) Business Days of "clearance" or "float" actually occur, and shall be deemed to be the equivalent of charging three (3) Business Days of interest on such collections. This across-the-board three (3) Business Day clearance or float charge on all collections is acknowledged by the parties to constitute an integral aspect of the pricing of Coast's financing of Borrower. Coast shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrower's loan account for the amount of any item of payment which is returned to Coast unpaid.

11.2 APPLICATION OF PAYMENTS. Subject to Section 7.5 hereof, all payments with respect to the Obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion.

11.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrower pay monetary Obligations in cash to Coast, or charge them to Borrower's Loan account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Loans.

11.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower notifies Coast in writing to the contrary within forty five (45) days after each account is rendered, describing the nature of any alleged errors or omissions.

11.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, facsimile or certified mail return receipt requested, addressed to Coast or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, faxed (at time of confirmation of transmission), or at the expiration of one (1) Business Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the United States mail, with postage prepaid.

11.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

11.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

11.8 WAIVERS. The failure of Coast at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

11.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

11.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Coast.

11.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

11.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrower shall reimburse Coast for all attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any attorneys' fees and costs (including attorneys' fees and expenses incurred pursuant to bankruptcy) Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to Borrower. If either Coast or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy), including (but not limited
to) attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges (including attorneys' fees and expenses incurred pursuant to bankruptcy) and other fees, costs and charges to which Coast may be entitled pursuant to this Agreement may be charged by Coast to Borrower's loan account and shall thereafter bear interest at the same rate as the Receivable Loans.

11.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Coast; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower from its liability for the Obligations. Coast may assign its rights and delegate its duties hereunder without the consent of Borrower. Cost reserves the right to syndicate all or a portion of the transaction created herein or sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Coast's rights and benefits hereunder. In connection with any such syndication, assignment or participation, Coast may disclose all documents and information which Coast now or hereafter may disclose all documents and information which Coast now or hereafter may have relating to Borrower or Borrower's business. To the extent that Coast assigns its rights and obligations hereunder to at third Person, Coast thereafter shall be released from such assigned obligations to Borrower.

11.14 PUBLICITY. Coast is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

11.15 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrower under any rule of construction or otherwise.

11.16 GOVERNING LAW; JURISDICTION; VENUE This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrower shall be governed by the internal laws of the State of California, without regard to its conflicts of law principles. As a material part of the consideration to Coast to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

11.17 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

BORROWER:


RPI Acquisition Corporation             Clean Earth, Inc.



By_______________________________       By_____________________________________
    President or Vice President               President or Vice President




Cycle Masters Corporation               Clean Earth of New Castle



By_______________________________       By_____________________________________
    President or Vice President               President or Vice President



EnviroPlastics Corporation              Carteret Biocycle Corporation



By_______________________________       By_____________________________________
    President or Vice President               President or Vice President



Earth Care Products of                  Consolidated Technologies, Inc.
Tennessee, Inc.


By_______________________________       By_____________________________________
    President or Vice President               President or Vice President



Chesapeake Plastic Lumber               GCI Acquisition Corporation
Company, Inc.



By_______________________________       By_____________________________________
    President or Vice President               President or Vice President



Earth Care Products of                  Waste Concepts, Inc.
Midwest, Inc.



By_______________________________       By_____________________________________
    President or Vice President               President or Vice President


Environmental Specialty Products,       Green Horizon Environmental, Inc.
Inc.



By_______________________________       By_____________________________________
    President or Vice President               President or Vice President

                                       COAST


Integrated Technical Services, Inc.    COAST BUSINESS CREDIT, division of
                                       Southern Pacific



By_______________________________       By_____________________________________
    President or Vice President               President or Vice President


                                        Title:_________________________________

===============================================================================

COAST

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:             RPI ACQUISITION CORPORATION
                      CYCLE MASTERS CORPORATION
                      ENVIROPLASTICS CORPORATION
                      EARTH CARE PRODUCTS OF TENNESSEE, INC.
                      CHESAPEAKE PLASTIC LUMBER COMPANY, INC.
                      EARTH CARE PRODUCTS OF MIDWEST, INC.
                      ENVIRONMENTAL SPECIALTY PRODUCTS, INC.
                      CLEAN EARTH OF NEW CASTLE, INC.
                      CARTERET BIOCYCLE CORPORATION
                      CONSOLIDATED TECHNOLOGIES, INC.
                      GCI ACQUISITION CORPORATION
                      WASTE CONCEPTS, INC.
                      GREEN HORIZON ENVIRONMENTAL
                      INTEGRATED TECHNICAL SERVICES, INC.

ADDRESS:              % 2300 GLADES ROAD, SUITE 440 W
                      BOCA RATON, FLORIDA 33431

DATE:                 SEPTEMBER ___, 1998

This Schedule forms an integral part of the Loan and Security Agreement between Coast Business Credit, a division of Southern Pacific Bank, and the above-borrower of even date.

===============================================================================

SECTION 2. CREDIT FACILITIES

  SECTION 2.1 - CREDIT
                LIMIT: Loans in a total amount at any time outstanding to Borrower in the aggregate not to exceed the lesser of a total of Thirty Million Dollars ($30,000,000) at any one time outstanding (the "Maximum Dollar Amount"), or the sum of (a), (b), (c), (d), (e) and
                           (f) below:

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

                           (a) Receivable Loans in an amount not to exceed
                               80%(1). of the amount of Borrower's Eligible
                               Receivables (as defined in Section 1 of the Agreement). Eligible Foreign Receivables shall be subject to a sublimit of $1,000,000 and dating Eligible Receivables shall be subject to a sublimit of $1,500,000, plus

                           (b) Inventory Loans in an amount not to exceed the
                               lesser of:

                               (1) 60% of the value of Borrower's Eligible
                                   Inventory (as defined in Section 1 of the Agreement) that has been appraised by Hilco calculated at the lower of cost or market value and determined on a first in, first out basis, or

                               (2) Six Million Dollars ($6,000,000), PLUS

                           (c) A Term Loan in the original principal amount not
                               to exceed the lesser of:

                               (1) Eighty percent (80%) of the appraised
                                  liquidation value of Borrower's existing
                                  Equipment; or

                               (2) Six Million Five Hundred Thousand Dollars
                                  ($6,500,000). The Term Loan will be repayable in eighty four (84) equal monthly installments, commencing one (1) month after the Closing Date, plus

                           (d) A Bridge Loan in the original principal amount of
                               up to Two Million Dollars ($2,000,000). Upon receipt and approval by Coast of an appraisal of the Real Property from an appraiser acceptable to Coast (and review of any environmental matters) and provided no Event of Default has occurred and is continuing and provided Borrower then has a Total Debt Service Coverage Ratio of not less than 1.1:1, up to 65% of the appraised value of the Real Property may be converted from the Bridge Loan to a Real Estate Loan repayable over a 240 month amortization. Prior to conversion, the Bridge Loan will be repayable in eighteen
                               (18) equal monthly installments. The Bridge Loan and the Real Estate Loan shall be subject to an annual prepayment of 15% of Excess Cash Flow based on U.S. Plastic Lumber Corp.'s year end certified financial statements. Such Excess Cash Flow payment will be due within 90 days of the end of each fiscal year of U.S. Plastic Lumber Corp. and shall be applied to the last installments owing in the inverse order of maturity of payments. To the extent the appraisal of the Real Property as described above reflects that the unpaid balance of the Bridge Loan is in excess of the appraised value, Borrower agrees that up to the first $500,000 of any new equity shall be used as a mandatory prepayment of the Bridge Loan up to the amount of the deficiency between the Bridge Loan balance and the appraised value.

----------------
(1) Up to 85% so long as dilution, as reasonably determined by Coast, is less than 5%

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

                                   "EXCESS CASH FLOW" shall mean the Operating
                               Cash Flow/Permitted less each of (i) Total Debt Service and (ii) cash dividends actually paid, to the extent permitted hereunder.

                                   "TOTAL DEBT SERVICE" shall mean the sum of
                               all principal, interest and other payments made or required to be made by U.S. Plastic Lumber Corp. on indebtedness during the applicable period.

                           (e) Equipment Acquisition Loans, to be drawn within
                               four and one half years from the date hereof, in minimum advances of One Hundred Thousand Dollars ($100,000) in a total amount not to exceed the lesser of:

                               (1) Eighty percent (80%) of the cost of new
                                   Equipment (after subtracting taxes,
                                   engineering and installation charges), or up to eighty (80%) of the appraised forced liquidation value of used Equipment acquired by Borrower (after subtracting taxes, engineering and installation charges); and

                               (2) Three Million Dollars ($3,000,000).

                               The Equipment Acquisition Loans shall be repayable based on either a 24 month or a 48 month amortization as determined by Coast on the assets being purchased.

                               The Equipment Acquisition Loans shall not be available unless Borrower has achieved and maintains a Total Debt Service Coverage Ratio of not less than 1.25:1 measured monthly.

                               Total Debt Service Coverage Ratio shall mean the quotient of (x) EBITDA less all capital expenditures except that portion which is financed, less taxes paid during such period, divided by (y) the sum of all principal, interest and other payments made or required to be made by Borrower on indebtedness during such period, including any fees and charges owed by Borrower in connection with any such indebtedness.

                               "EBITDA" shall mean, for any period, the net income for such period of Borrower determined in accordance with GAAP (excluding any extraordinary income items, including, without limitation, gain on sale of assets, income relating to foreign exchange, swap or other derivative transactions and changes in GAAP), plus the following items, to the extent deducted form the revenues of Borrower in the calculation of net income or less: (i) depreciation, (ii) amortization of intangibles and any other non-cash items, (iii) cash interest expense (excluding any interest paid-in-kind) and (iv) tax expense.

                           (f) Asset Acquisition Loans to be funded in the
                               discretion of Coast in connection with future acquisitions by Borrower. Potential eligible collateral includes accounts, inventory, equipment and real estate of the target company. Such advances are further subject to appraisal and audit by Coast and approval by its credit committee.

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

===============================================================================
SECTION 3 - INTEREST AND FEES

 SECTION 3.1 - INTEREST    A rate equal to the Prime Rate plus the following
               RATE:       percentage per annum, calculated on the basis of a
                           360-day year for the actual number of days elapsed:

                           Loan                            Percentage Over Prime
                           ----                            ---------------------
                           Receivables and Inventory            one (1)

                           Term and Equipment Acquisition       one and one
                                                                 quarter (1.25)

                           Real Estate                          two (2)

                           Bridge                               two and one
                                                                 half (2.5)

                           The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest Prime Rate in effect during the prior month, but in no event shall the rate of interest charged on any Loans in any month be less than 8.5% per annum.

 SECTION 3.1 - MINIMUM
               MONTHLY     based on $10,000,000 measured on a daily basis.
               INTEREST:

 SECTION 3.2 - LOAN FEE:   1.25% based on $20,000,000 payable concurrently
                           herewith plus $125,000 on the first day of the sixth month following the Closing Date plus .25% on each anniversary of this Agreement based on the average outstanding Loans measured on a daily basis for the then prior 12 months.

 SECTION 3.2 - MONITORING  $500 per each entity which is a Borrower hereunder
               FEE:        payable on the first day of each month, provided that
                           if the number of Borrower's is seven or less, the
                           total fee shall be $2,500 per month. If any new
                           borrowers are added hereunder (which is otherwise
                           subject to Coast's prior written consent), the
                           Monitoring Fee for such new borrowers shall be $250
                           per month for each environmental type business and
                           $500 per month for each non environmental type
                           business.
SECTION 3.2 - FACILITY     $5,000 per quarter payable on the Closing Date
              FEE:         (prorated for any partial quarter at the beginning
                           of the term of this Agreement) and continuing on the first day of each quarter thereafter.

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

SECTION 9.1 - RENEWAL      0.5% of the Maximum Dollar Amount beginning in year
              FEE:         6 of the Agreement.

SECTION 9.2 - EARLY        An amount equal to three percent (3%) of the Maximum
              TERMINATION  Dollar Amount (as defined in the Schedule),  if
              FEE:         termination occurs on or before the first anniversary
                           of the effective date of this Agreement; two percent
                           (2%) of the Maximum Dollar Amount, if termination occurs after the first anniversary and on or before the second anniversary of the effective date of this Agreement; one percent (1%) of the Maximum Dollar
                           Amount, if termination occurs after the second anniversary and on or before the third anniversary of the effective date of this Agreement, one half of one percent (.5%) of the Maximum Dollar Amount, if termination occurs after the third anniversary and on or before the fourth anniversary of the effective date of this Agreement and one quarter of one percent
                           (.25%) if termination occurs after the fourth anniversary of the effective date of this Agreement.

                           Prepayment of the Bridge Loan or the Real Estate Loan and any mandatory prepayments of such loans shall not be subject to any prepayment charge provided that Borrower hereby grants to Coast a right of first refusal with respect to any refinancing of the Real Estate Loan by another lender. Borrower agrees to give Coast 30 days prior written notice of the terms and conditions of any competing offer and Coast must commit to the loan, if at all, within the same 30 day time period. Such commitment shall be on substantially the same terms and conditions (including the funding date) as the competing lender. Prepayments of the Term Loan and Equipment Acquisition Loans may only be made with the prior written consent of Coast.



===============================================================================

SECTION 5 - CONDITIONS PRECEDENT

 SECTION 5.2 - MINIMUM  $1,000,000 at funding
               AVAILABILITY:

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

 SECTION 5.14 - OTHER DOCUMENTS        1. Cross Guaranties;
                AND
                AGREEMENTS:            2. UCC-1 financing statements, fixture
                                         filings and termination statements;

                                       3. Security Agreements (including those
                                         covering copyrights, patents and
                                         trademarks).

                                       4. Mortgage on the Real Property;

                                       5. Secured guaranty from U. S. Plastic
                                          Lumber Corporation, U.S. Plastic
                                          Lumber, Ltd. and Clean Earth, Inc.
                                          (collectively "Guarantor"); and

                                       6. Such other documents as reasonably
                                          requested by Coast.

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

 SECTION 5.15 -  OTHER CONDITIONS:    1. All collections shall be a through a
                                         combination of blocked accounts and/or
                                         lockboxes approved by Coast.

                                      2. No accounts payable shall be over 120
                                         days past invoice date.

                                      3. All applicable taxes shall be current.

                                      4. Coast shall have a first priority
                                         security interest in all of the assets
                                         of Borrower and each guarantor
                                         including, without limitation, on all
                                         intellectual property of Borrower and
                                         Guarantor.

                                      5. Subordination of shareholder and
                                         investor debt in form and substance
                                         acceptable to Coast.

                                      6. All facilities to be cross guarantied
                                         and cross collateralized.

                                      7. Upon the closing of the Eaglebrook
                                         acquisition, there shall be a
                                         concurrent capital contribution of not
                                         less than $5,000,000.

                                      8. If applicable, Coast shall have
                                         reviewed and approved of the
                                         acquisition documents for the purchase
                                         of Eaglebrook.

                                      9. Coast shall have received such
                                         assurances as Coast shall require
                                         confirming that Borrower is in
                                         compliance with all environmental laws
                                         and regulations.

                                     10. Coast shall have reviewed and approved
                                         of all contracts of Borrower including,
                                         without limitation, those involving
                                         milestone billings, bonding, the Bio
                                         Carteret facility lease etc.

                                     11. Coast shall have received no offset
                                         agreements acceptable to Coast with
                                         respect to all milestone contracts.

                                     12. Coast shall have reviewed, approved and
                                         received an assignment of the Rutger's
                                         license and royalty agreement in form
                                         and substance acceptable to Coast.

                                     13. Coast shall have reviewed and approved
                                         of the Borrower's environmental
                                         liability insurance and Coast shall be
                                         named as an additional insured of said
                                         policy.

                                     14. Review and approval by Coast and
                                         assignment of the landlord lease and
                                         purchase option for the Bio Carteret
                                         facility and a first mortgage on the
                                         Bio Carteret facility provided that if
                                         the Real Estate Loan is not funded on
                                         the Closing Date, this condition shall
                                         be required to be satisfied within 30
                                         days after the Closing Date or in any
                                         event prior to funding of the Real
                                         Estate Loan..

                                     15. Borrower shall have obtained landlord
                                         waivers and/or Coast shall have created
                                         rent reserves acceptable to Coast.

===============================================================================

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

SECTION 6 - REPRESENTATIONS, WARRANTIES AND COVENANTS

  SECTION 6.2 -   PRIOR NAMES OF        See Schedule 1 hereto.
                  BORROWER:

  SECTION 6.2 -   PRIOR TRADE NAMES     See Schedule 1 hereto.
                  OF BORROWER:

  SECTION 6.2 -   EXISTING TRADE        See Schedule 1 hereto.
                  NAMES OF BORROWER:

  SECTION 6.3 -   OTHER LOCATIONS AND   See Schedule 1 hereto.
                  ADDRESSES:

  SECTION 6.10 -  MATERIAL ADVERSE      None.

                  LITIGATION:

  SECTION 6.10 -  FUTURE CLAIMS AND     Borrower will promptly inform Coast in
                  LITIGATION:           writing of any claim,  proceeding,
                                        litigation or investigation in the
                                        future threatened or instituted by or
                                        against Borrower involving any single
                                        claim of Fifty Thousand Dollars
                                        ($50,000) or more, or involving One
                                        Hundred Thousand Dollars ($100,000) or
                                        more in the aggregate.

===============================================================================

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

SECTION 8 - ADDITIONAL DUTIES OF BORROWER

 SECTION 8.1 - OTHER PROVISIONS       1. All taxes shall be current at all
               AND COVENANTS:            times.

                                      2. Subject to the terms of payment of the
                                         Bridge Loan, any equity raised by
                                         Borrower or Guarantor in addition to
                                         the $5,000,000 referenced in the
                                         conditions precedent may be used to pay
                                         shareholder and investor debt so long
                                         no Event of Default has occurred and is
                                         continuing.

                                      3. Borrower and Guarantor shall use its
                                         best efforts to merge the subsidiaries
                                         into the holding companies prior to
                                         January, 1999.

                                      4. Borrower shall maintain job files with
                                         all required supporting documentation.

                                      5. Neither Borrower nor Guarantor shall
                                         pay any dividends except with after tax
                                         profits and so long as no Event of
                                         Default has occurred and is continuing.

                                      6. U. S. Plastics Lumber Corporation shall
                                         at all times maintain a Consolidated
                                         Tangible Net Worth of not less than 80%
                                         of the Consolidated Tangible Net Worth
                                         on the Closing Date.

                                      7. Except with the prior consent of Coast,
                                         which consent shall not be unreasonably
                                         with held, at all times Mark Alsentzer
                                         shall be the CEO of U.S. Plastic Lumber
                                         Corp., Michael Schmidt shall be the CFO
                                         and Bruce Rosetto shall be the general
                                         counsel.

                                      8. Notwithstanding anything to the
                                         contrary herein, for the first six
                                         months from the Closing Date, otherwise
                                         Eligible Receivables for the Clean
                                         Earth portion of the business shall be
                                         eligible for up to 180 days from
                                         invoice date and otherwise Eligible
                                         Receivables for the U.S. Plastic
                                         portion of the business shall be
                                         eligible for up to 120 days from
                                         invoice date. All other terms of
                                         eligibility of the Receivables shall
                                         otherwise continue to apply.

 SECTION 8.2 - INSURANCE:            Subject to the limitations set forth in
                                     Section 8.2 of the Agreement, Coast shall release to Borrower insurance proceeds with respect to Equipment totaling less than Fifty Thousand Dollars ($50,000).

Coast Business Credit                   Schedule to Loan and Security Agreement
-------------------------------------------------------------------------------

 SECTION 8.3 - REPORTING:            Borrower shall provide Coast with the
                                     following:

                                      1. Daily changes to the milestone and
                                         affiliate Receivables.

                                      2. Weekly price trends form Plastic News
                                         Journal.

                                      3. Monthly Receivable agings, aged by
                                         invoice date and by customer in
                                         alphabetical order, within five (5)
                                         Business Days after the end of each
                                         month together with a monthly deferred
                                         revenue listing to be sorted by
                                         customer in alphabetical order and a
                                         monthly Receivables collection detail.

                                      4. Monthly accounts payable agings, aged
                                         by invoice date, and outstanding or
                                         held check registers within five (5)
                                         Business Days after the end of each
                                         month.

                                      5. Monthly inventory reports for the
                                         Inventory valued on a first-in,
                                         first-out basis at the lower of cost or
                                         market (in accordance with GAAP) with a
                                         summary of inventory by categories of
                                         type and by entity or such other
                                         inventory reports as are reasonably
                                         requested by Coast, all within five (5)
                                         Business Days after the end of each
                                         month.

                                      6. Monthly internally prepared financial
                                         statements, as soon as available, and
                                         in any event within thirty (30) days
                                         after the end of each month.

                                      7. Monthly collection reports broken down
                                         by type of collection.

                                      8. Quarterly internally prepared financial
                                         statements, as soon as available, and
                                         in any event within forty-five (45)
                                         days after the end of each fiscal
                                         quarter of Borrower.

                                      9. Quarterly customer lists, including
                                         customer name, address, and phone
                                         number.

                                     10. Annual audited financial statements, as
                                         soon as available, and in any event
                                         within ninety (90) days following the
                                         end of Borrower's fiscal year,
                                         containing the unqualified opinion of,
                                         and certified by, an independent
                                         certified public accountant acceptable
                                         to Coast.

 SECTION 8.5  -  NEGATIVE COVENANTS      Fifty Thousand Dollars ($50,000)
                (ACQUIRED ASSETS):

================================================================================

SECTION 9 - TERM

 SECTION 9.1 - MATURITY DATE:        the last Business Day of the month five (5)
                                     years from the Closing Date, subject to
                                     automatic renewal as provided in Section
                                     9.1 of the Agreement, and early termination as provided in Section 9.2 of the Agreement.

===============================================================================



                           LOAN AND SECURITY AGREEMENT

                                 by and between

                           RPI ACQUISITION CORPORATION
                            CYCLE MASTERS CORPORATION
                           ENVIROPLASTICS CORPORATION
                     EARTH CARE PRODUCTS OF TENNESSEE, INC.
                     CHESAPEAKE PLASTIC LUMBER COMPANY, INC.
                      EARTH CARE PRODUCTS OF MIDWEST, INC.
                     ENVIRONMENTAL SPECIALTY PRODUCTS, INC.
                         CLEAN EARTH OF NEW CASTLE, INC.
                          CARTERET BIOCYCLE CORPORATION
                         CONSOLIDATED TECHNOLOGIES, INC.
                           GCI ACQUISITION CORPORATION
                              WASTE CONCEPTS, INC.
                        GREEN HORIZON ENVIRONMENTAL, INC.
                       INTEGRATED TECHNICAL SERVICES, INC.

                                       and

                             COAST BUSINESS CREDIT,
                       a division of Southern Pacific Bank

                        Dated as of September ____, 1998

===============================================================================

                                TABLE OF CONTENTS

                                   (CONTINUED)


                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.       DEFINITIONS....................................................    1

2.       CREDIT FACILITIES..............................................    7

         2.1      Loans.................................................    7

3.       INTEREST AND FEES..............................................    7

         3.1      Interest..............................................    7

         3.2      Fees..................................................    7

4.       SECURITY INTEREST..............................................    7

5.       CONDITIONS PRECEDENT...........................................    8

         5.1      Status of Accounts at Closing.........................    8

         5.2      Minimum Availability..................................    8

         5.3      Landlord Waiver.......................................    8

         5.4      Real Property.........................................    8

         5.5      Executed Agreement....................................    8

         5.6      Opinion of Borrower's Counsel.........................    8

         5.7      Priority of Coast's Liens.............................    8

         5.8      Insurance.............................................    8

         5.9      Borrower's Existence..................................    8

         5.10     Organizational Documents..............................    8

         5.11     Taxes.................................................    8

         5.12     Due Diligence.........................................    9

         5.13     Year 2000 Problem Assessment Certificate..............    9

         5.14     Other Documents and Agreements........................    9

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER......    9

         6.1      Existence and Authority...............................    9

         6.2      Name; Trade Names and Styles..........................    9

         6.3      Place of Business; Location of Collateral.............    9

         6.4      Title to Collateral; Permitted Liens..................    9

         6.5      Maintenance of Collateral.............................   10

         6.6      Books and Records.....................................   10

         6.7      Financial Condition, Statements and Reports...........   10

         6.8      Tax Returns and Payments; Pension Contributions.......   10

         6.9      Compliance with Law...................................   10

         6.10     Litigation............................................   10

         6.11     Use of Proceeds.......................................   11

         6.12     Year 2000 Compliance..................................   11

7.       RECEIVABLES....................................................   11

         7.1      Representations Relating to Receivables...............   11

         7.2      Representations Relating to Documents and Legal
                    Compliance..........................................   11

         7.3      Schedules and Documents relating to Receivables.......   11

         7.4      Collection of Receivables.............................   11

         7.5      Remittance of Proceeds................................   12

         7.6      Disputes..............................................   12

         7.7      Returns...............................................   12

         7.8      Verification..........................................   12

         7.9      No Liability..........................................   12

                                                                          PAGE
                                                                          ----

8.       ADDITIONAL DUTIES OF THE BORROWER..............................   12

         8.1      Financial and Other Covenants.........................   12

         8.2      Insurance.............................................   13

         8.3      Reports...............................................   13

         8.4      Access to Collateral, Books and Records...............   13

         8.5      Negative Covenants....................................   13

         8.6      Litigation Cooperation................................   14

         8.7      Further Assurances....................................   14

9.       TERM...........................................................   14

         9.1      Maturity Date.........................................   14

         9.2      Early Termination.....................................   14

         9.3      Payment of Obligations................................   14

10.      EVENTS OF DEFAULT AND REMEDIES.................................   15

         10.1     Events of Default.....................................   15

         10.2     Remedies..............................................   16

         10.3     Standards for Determining Commercial Reasonableness...   17

         10.4     Power of Attorney.....................................   18

         10.5     Application of Proceeds...............................   19

         10.6     Remedies Cumulative...................................   19

11.      GENERAL PROVISIONS.............................................   19

         11.1     Interest Computation..................................   19

         11.2     Application of Payments...............................   20

         11.3     Charges to Accounts...................................   20

         11.4     Monthly Accountings...................................   20

         11.5     Notices...............................................   20

         11.6     Severability..........................................   20

         11.7     Integration...........................................   20

         11.8     Waivers...............................................   20

         11.9     No Liability for Ordinary Negligence..................   20

         11.10    Amendment.............................................   21

         11.11    Time of Essence.......................................   21

         11.12    Attorneys Fees, Costs and Charges.....................   21

         11.13    Benefit of Agreement..................................   21

         11.14    Publicity.............................................   21

         11.15    Paragraph Headings; Construction......................   21

         11.16    Governing Law; Jurisdiction; Venue....................   22

         11.17    Mutual Waiver of Jury Trial...........................   22

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  This Amendment is entered into as of this ___ of November, 1998 among RPI ACQUISITION CORPORATION, ENVIROPLASTICS CORPORATION, CYCLE MASTERS CORPORATION, CHESAPEAKE PLASTIC LUMBER COMPANY, INC., EARTH CARE PRODUCTS OF TENNESSEE, INC., ENVIRONMENTAL SPECIALTY PRODUCTS, INC., EARTH CARE PRODUCTS OF MIDWEST, INC., CARTERET BIOCYCLE CORPORATION, CLEAN EARTH OF NEW CASTLE, GCI ACQUISITION CORPORATION, CONSOLIDATED TECHNOLOGIES, INC., WASTE CONCEPTS, INC., GREEN HORIZON ENVIRONMENTAL, INC., INTEGRATED TECHNICAL SERVICES, INC., (collectively, "Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast") in reference to that certain Loan and Security Agreement dated September 30,1998 between Borrower and Coast, as amended and that certain Secured Promissory Note-Term Loan in the face amount of $6,900,000 ("Secured Note") also dated September 30, 1998.

                  The parties desire to amend the terms of the Secured Note as follows:

                  1. The face amount of the Secured Note is hereby changed from $6,900,000 to $6,125,000.

                  2. The monthly payments of principal under the Secured Note are hereby changed from $82,143 to $72,916.

                  3.Except as provided herein, the Secured Note remains in full force and effect in accordance with its terms. This Amendment shall be governed by the laws of the State of California.

RPI ACQUISITION CORPORATION                    ENVIROPLASTICS CORPORATON


By                                             By
  -----------------------------------            ------------------------------

Its                                            Its
   ----------------------------------             -----------------------------



CYCLE MASTERS CORPORATION                      CHEASAPEAKE PLASTIC LUMBER
                                               COMPANY, INC.



By                                             By
  -----------------------------------            ------------------------------

Its                                            Its
   ----------------------------------             -----------------------------

EARTH CARE PRODUCTS OF TENNESSEE, INC.         ENVIRONMENTAL SPECIALTY
                                               PRODUCTS, INC.



By                                             By
  -----------------------------------            ------------------------------

Its                                            Its
   ----------------------------------             -----------------------------



EARTH CARE PRODUCTS OF MIDWEST, INC.           CARTERET BIOCYCLE CORPORATION



By                                             By
  -----------------------------------            ------------------------------

Its                                            Its
   ----------------------------------             -----------------------------



CLEAN EARTH OF NEW CASTLE                      GCI ACQUISITION CORPORATION



By                                             By
  -----------------------------------            ------------------------------

Its                                            Its
   ----------------------------------             -----------------------------



CONSOLIDATED TECHNOLOGIES, INC.                GREEN HORIZON ENVIRONMENTAL, INC.



By                                             By
  -----------------------------------            ------------------------------

Its                                            Its
   ----------------------------------             -----------------------------



WASTE CONCEPTS, INC.                           INTEGRATED TECHNICAL
                                               SERVICES, INC.



By                                             By
  -----------------------------------            ------------------------------

Its                                            Its
   ----------------------------------             -----------------------------




-------------------------------------          --------------------------------
COAST BUSINESS CREDIT



By
  -----------------------------------

Its
   ----------------------------------

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of this 30th day of December 1998, between Coast Business Credit, a division of Southern Pacific Bank ("Coast"), RPI Acquisition Corporation, Cycle Masters Corporation, EnviroPlastics Corporation, Earth Care Products of Tennessee, Inc., Chesapeake Plastic Lumber, Inc., Earth Care Products of the Midwest, Inc., Environmental Specialty Products, Inc., Clean Earth of New Castle, Inc., Carteret Biocycle Corporation, Consolidated Technologies, Inc., GCI Acquisition Corporation, Waste Concepts, Incorporated, Green Horizon Environmental, Inc., Integrated Technical Services, Inc. and S&W Waste, Inc. (jointly and severally, the "Proposed Borrower"), is made in reference to the following facts:

                  A. Each Proposed Borrower except S & W Waste, Inc. (jointly and severally, the "Current Borrower") previously entered into a Loan and Security Agreement with Coast dated September 30, 1998 (as amended, the "Loan Agreement").

                  B. Clean Earth, Inc. has formed a subsidiary corporation under the laws of the State of New Jersey by the name of S & W Acquisition Corporation ("S & W") for the purpose of merging with S & W Waste, Inc., a New Jersey corporation, with S & W Acquisition Corporation being the surviving corporation. Effective upon such merger, S & W Acquisition Corporation will change its name to "S & W Waste, Inc." In connection with such merger, S & W will purchase certain real property owned by Melon Leasing Corporation, Inc. commonly known as 115 Jacobus Avenue, South Kearney, New Jersey 07032 (the "Property"). In order to finance such real property acquisition, S & W plans to execute a secured promissory note in favor of Melon Leasing Corporation, Inc. in the aggregate amount of $2,500,000 payable in equal monthly installments of principal over an eleven year period secured by the Property and guarantied by United States Plastic Lumber Corp. The transactions described in this Paragraph B shall be collectively referred to herein as the "S & W Acquisition."

                  C. Current Borrower has requested that Coast approve the S & W Acquisition, and to provide financing in connection therewith. Coast is willing to agree to said requests and to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

                  NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows:

                  1. DEFINITIONS. Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

                  2. S & W ACQUISITION.

                  (a) Subject to the terms and conditions of this Amendment,
                      Coast hereby consents to the S & W Acquisition.

                  (b) Effective upon the consummation of the S & W Acquisition, the Loan Agreement is hereby amended by adding S & W as a borrower thereunder. All of the terms and conditions applicable to each of the borrowers under the Loan Agreement are fully applicable to and assumed by S & W. Without limiting the generality of the foregoing, S & W hereby grants a security interest in its assets to Coast as more particularly set forth in the Loan Agreement.

                  3. S & W AVAILABILITY.

                  (a) Coast hereby agrees to advance an Asset Acquisition Loan in the amount of $490,000 to S & W. Such Asset Acquisition Loan shall be amortized on a straight-line basis over 48 months and shall be evidenced by a Secured Promissory Note in form and substance satisfactory to Coast in its sole discretion.

                  (b) Any Receivables of S & W existing on the date that the conditions to this Amendment are satisfied shall be ineligible for borrowing purposes under the Loan Agreement until such Receivables are reviewed and approved by Coast as Eligible Receivables. Such review shall include, without limitation, an audit of the Receivables, books and records of S & W performed at Proposed Borrower's expense by an auditor and otherwise in form and substance satisfactory to Coast in its discretion.

                  4. ASSET ACQUISITION LOAN FEE. In consideration of this Amendment and the Asset Acquisition Loan granted by Coast to S & W hereunder, and in addition to all other fees and charges, Proposed Borrower shall pay to Coast on the date hereof a fee of $4,900, which fee shall be fully earned as of the date hereof.

                  5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to Proposed Borrower's satisfaction of the following conditions:

                  (a) Proposed Borrower shall provide Coast and its agents with all financial information, projections, budgets, business plans, cash flows and availability projections requested by Coast showing the viability of Proposed Borrower before and after the S & W Acquisition, all of which shall be satisfactory to Coast in its sole discretion.

                  (b) The S & W Acquisition shall have been completed in the form contemplated by the Agreement and Plan of Reorganization by and between Clean Earth, Inc., S & W, U.S. Plastic Lumber Corporation, S & W Waste, Inc., and William F. Moscatello dated as of November 25, 1998, and Proposed Borrower shall have provided Coast with the merger agreements and/or stock purchase agreements for the S & W Acquisition and any and all documents and instruments executed or delivered or to be executed or delivered in connection therewith, all of which shall be satisfactory to Coast in its sole discretion.

                  (c) Proposed Borrower shall execute and cause any applicable third parties to execute any and all security documents, including without limitation, security agreements, guaranty agreements, subordination agreements, mortgages, pledges, UCC financing statements and UCC amendments, as requested by Coast and in form and substance satisfactory to Coast in its sole discretion to maintain or establish, as applicable, the first priority perfected status of Coast's security interests in the assets of Proposed Borrower, including, without limitation, an intercreditor and subordination agreement with Melon Leasing Corporation, Inc. (if required by Coast).

                  (d) In connection with the addition of S & W as an additional borrower under the Loan Agreement, S & W shall have satisfied all of the applicable conditions set forth in
                      Section 5 of the Loan Agreement, as determined by Coast in its sole discretion.

                  (e) Concurrent with Coast's additional advances against the assets being acquired in connection with the S & W Acquisition, S & W shall have title to such assets free and clear of liens except for a first priority lien and security interest in favor of Coast.

                  (f) Coast shall have reviewed and found acceptable in its sole discretion the environmental risks and potential environmental liabilities to Proposed Borrower involved in connection with the S & W Acquisition.

                  (g) Coast shall have received an opinion of borrower's counsel regarding the S & W Acquisition in form and substance satisfactory to Coast in its sole discretion, including, without limitation, an opinion confirming the due authorization, completion and conformity with applicable law of the S & W Acquisition.

                  (h) No Event of Default shall have occurred and be continuing.

                  6. GUARANTEES. Each Continuing Guaranty executed by the Current Borrowers in favor of Coast is hereby amended by adding S & W as a borrower thereunder, and as modified in the preceding sentence remains in full force and effect.

                  7. REAFFIRMATION. Except as modified by the terms herein, the Loan Agreement, the promissory note evidencing the Asset Acquisition Loan contemplated hereby, and the loan documents executed in connection therewith remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or documents related thereto, the terms and provisions of this Amendment shall govern.

                  8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  9. GOVERNING LAW. This Amendment shall be governed by and construed according to the laws of the State of California.

                  10. ATTORNEYS' FEES; COSTS; JURY TRIAL WAIVER. Proposed Borrower agrees to pay, on demand and on a joint and several basis, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled. Each of Coast and Proposed Borrower hereby waives its right to a jury trial in any such action or proceeding.

The foregoing Second Amendment to Loan and Security Agreement is hereby agreed and accepted:

"Proposed Borrower"

S & W WASTE, INC.

By:__________________________________
      President or Vice President



CARTERET BIOCYCLE CORPORATION                CLEAN EARTH OF NEW CASTLE, INC.



By:____________________________              By:____________________________
   President or Vice President                   President or Vice President



CONSOLIDATED TECHNOLOGIES, INC.              INTEGRATED TECHNICAL SERVICES, INC.



By:____________________________              By:____________________________
   President or Vice President                  President or Vice President



GCI ACQUISITION CORPORATION                  RPI ACQUISITION CORPORATION



By:____________________________              By:____________________________
   President or Vice President                  President or Vice President

EARTH CARE PRODUCTS OF                       EARTH CARE PRODUCTS OF
TENNESSEE, INC.                              MIDWEST, INC.



By:____________________________              By:____________________________
   President or Vice President                   President or Vice President



ENVIRONMENTAL SPECIALTY                      ENVIROPLASTICS CORPORATION
PRODUCTS, INC.



By:____________________________              By:____________________________
   President or Vice President                  President or Vice President



CHESAPEAKE PLASTIC LUMBER, INC.              CYCLE MASTERS CORPORATION



By:____________________________              By:____________________________
   President or Vice President                  President or Vice President



WASTE CONCEPTS, INCORPORATED                 GREEN HORIZON ENVIRONMENTAL, INC.



By:____________________________              By:____________________________
    President or Vice President                  President or Vice President


"Coast"


COAST BUSINESS CREDIT, a division of
Southern Pacific Bank

By:____________________________________


Title:_________________________________

                  Each of the undersigned hereby acknowledges and consents to the foregoing Amendment, and agrees that the Continuing Guaranty executed by it in favor of Coast is hereby amended by adding S & W as a borrower thereunder. Each of the undersigned agrees that its Continuing Guaranty in favor of Coast as modified in the preceding sentence remains in full force and effect.

U.S. PLASTIC LUMBER CORP.                     U.S. PLASTIC LUMBER LTD.



By_________________________________           By_______________________________
    President or Vice President                   President or Vice President




CLEAN EARTH, INC.



By_________________________________
     President or Vice President

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 1st day of February 1999, between Coast Business Credit, a division of Southern Pacific Bank ("Coast"), U.S. PLASTIC LUMBER LTD., CARTERET BIOCYCLE CORPORATION, CLEAN EARTH OF NEW CASTLE, CONSOLIDATED TECHNOLOGIES, INC., INTEGRATED TECHNICAL SERVICES, INC., S&W WASTE, INC., EAGLEBROOK PLASTICS, INC. and EAGLEBROOK PRODUCTS, INC. (jointly and severally, the "Proposed Borrower"), is made in reference to the following facts:

         A. Except for U.S. Plastic Lumber Ltd., Eaglebrook Plastics, Inc., and Eaglebrook Products, Inc., each Proposed Borrower, RPI Acquisition Corporation, Earth Care Products of Tennessee, Inc., Earth Care Products of the Midwest, Inc., Environmental Specialty Products, Inc., EnviroPlastics Corporation, Chesapeake Plastic Lumber, Inc., Waste Concepts, Incorporated, Green Horizon Environmental, Inc., GCI Acquisition Corporation and Cycle Masters Corporation (jointly and severally, the "Current Borrower") previously entered into a Loan and Security Agreement with Coast dated September 30, 1998 (as amended, the "Loan Agreement").

         B. Current Borrower has restructured its corporate organization as follows (collectively, the "Corporate Reorganization"):

                  1. Each of RPI Acquisition Corporation, Earth Care Products of Tennessee, Inc., Earth Care Products of the Midwest, Inc., Environmental Specialty Products, Inc., EnviroPlastics Corporation, Chesapeake Plastic Lumber, Inc., and Cycle Masters Corporation has merged with U.S. Plastic Lumber Ltd., with U.S. Plastic Lumber Ltd. being the surviving entity.

                  2. Each of Waste Concepts, Incorporated, Green Horizon Environmental, Inc., and GCI Acquisition Corporation has merged with Integrated Technical Services, Inc., with Integrated Technical Services, Inc. being the surviving corporation.

                  3. United States Plastic Lumber Corp. has formed two subsidiary corporations under the laws of the State of Delaware with the names of "U.S. Plastic Lumber Finance Corp." and "US Plastic Lumber IP Corp." U.S. Plastic Lumber Corp. plans to transfer all intellectual property rights currently owned by it to US Plastic Lumber IP Corp.

         C. U.S. Plastic Lumber Ltd. and U.S. Plastic Lumber Corp., on the one hand, and Andrew Stephens, Robert Thompson and Michael Dahl (collectively, the "Eaglebrook Products Shareholders"), on the other hand, are parties to that certain Stock Purchase Agreement dated as of February __ , 1999 pursuant to which the Eaglebrook Products Shareholders have agreed to sell and U.S. Plastic Lumber Ltd. has agreed to purchase all of the issued and outstanding capital stock of Eaglebrook Products, Inc. U.S. Plastic Lumber Ltd. and U.S. Plastic Lumber Corp., on the one hand, and Andrew Stephens and Robert Thompson (collectively, the "Eaglebrook Plastics Shareholders"), on the other hand, are parties to that certain Stock Purchase Agreement dated as of February __ , 1999 pursuant to which the Eaglebrook Plastics Shareholders have agreed to sell and U.S. Plastic Lumber Ltd. has agreed to purchase all of the issued and outstanding capital stock of Eaglebrook Plastics, Inc. The transactions described in this Paragraph B shall be collectively referred to herein as the "Eaglebrook Acquisition"; the stock purchase agreements described in this Paragraph B shall be collectively referred to herein as the "Eaglebrook Agreements"; and Eaglebrook Products, Inc. and Eaglebrook Plastics, Inc. shall be collectively referred to herein as the "Eaglebrook Companies."

                  Current Borrower has requested that Coast approve the Corporate Reorganization, the Eaglebrook Acquisition, and to provide certain financing in connection with the Eaglebrook Acquisition. Coast is willing to agree to said requests and to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

                  NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows:

                  1. DEFINITIONS. Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

                  2. CORPORATE REORGANIZATION AND EAGLEBROOK ACQUISITION.

                  (a) Subject to the terms and conditions of this Amendment,
                      Coast hereby consents to the Eaglebrook Acquisition and the Corporate Reorganization.

                  (b) Effective upon the consummation of the Corporate
                      Reorganization and the Eaglebrook Acquisition, the Loan Agreement is hereby amended by adding as borrowers thereunder each of the Eaglebrook Companies and U.S. Plastic Lumber Ltd. and by deleting as borrowers thereunder RPI Acquisition Corporation, Earth Care Products of Tennessee, Inc., Earth Care Products of the Midwest, Inc., Environmental Specialty Products, Inc., EnviroPlastics Corporation, Chesapeake Plastic Lumber, Inc., Waste Concepts, Incorporated, Green Horizon Environmental, Inc., GCI Acquisition Corporation, and Cycle Masters Corporation. All of the terms, covenants and conditions applicable to each of the borrowers under the Loan Agreement are fully applicable to and assumed by each of the Eaglebrook Companies and U.S. Plastic Lumber Ltd. Without limiting the generality of the foregoing, each of the Eaglebrook Companies and U.S. Plastic Lumber Ltd. hereby grants a security interest in its assets to Coast as more particularly set forth in the Loan Agreement

                  3.  EAGLEBROOK AVAILABILITY.

                  (a) Loans based on the Collateral of the Eaglebrook Companies shall be made to the separate accounts of such companies.

                  (b) Coast hereby agrees to advance an Asset Acquisition Loan to the Eaglebrook Companies. Such Asset Acquisition Loan shall:

                           (i) be amortized on a straight-line basis over 60
                  months and bear interest at a rate equal to the Prime Rate plus 1.25%;

                           (ii) be in an amount not to exceed the lesser of (x)
                  eighty percent (80%) of the Orderly Liquidation Value--In Place (6 months) of the machinery and equipment of the Eaglebrook Companies, as determined by and subject to the prior completion of an appraisal conducted at the Eaglebrook Companies' expense by Hilco and otherwise in form and substance acceptable to Coast in its sole discretion, or (y) Four Million One Hundred Fifty Thousand Dollars ($4,150,000); and

                           (iii) be evidenced by a Secured Promissory Note in
                  form and substance satisfactory to Coast in its sole discretion.

                  (c) The Eaglebrook Companies shall provide Coast with an
                      appraisal of the Inventory of the Eaglebrook Companies within 90 days of the date that the Eaglebrook Companies are added as borrowers under the Loan Agreement pursuant to the terms hereof (the "Effective Date"), which appraisal shall be conducted by Hilco at Proposed Borrower's expense and shall be in form and substance satisfactory to Coast in its sole discretion. Upon review of said appraisal and based upon such factors as it considers appropriate, Coast shall have the right in its discretion reasonably exercised to reduce the 60% advance rate against the Eligible Inventory of the Eaglebrook Companies.

                  (d) The aggregate outstanding loans owing by the Eaglebrook
                      Companies to Coast at any one time shall not exceed $7,000,000, subject to such reserves as Coast may establish in its discretion as set forth in Section 5 below and in the Loan Agreement.

                  4. DEFAULTS UNDER MATERIAL CONTRACTS. Any default by the Proposed Borrowers under the Eaglebrook Agreements or any agreements executed in connection therewith, including, without limitation, the Convertible Secured Debenture between U.S. Plastic Lumber Ltd., on the one hand, and Andrew Stephens, Michael Dahl and Robert Thompson, on the other hand, dated as of February __ , 1999 (the "Debenture"), shall constitute an Event of Default under the Loan Agreement.

                  5. RESERVES. Coast shall have the right in its discretion to establish the following reserves:

                  (a) A reserve against the borrowing availability of the
                      Eaglebrook Companies in an amount up to six months' rent for the leased locations of the Eaglebrook Companies.

                  (b) A reserve against the borrowing availability of US Plastic
                      Lumber Ltd. for future payments required under the Debenture.

                  6. MONITORING FEE. Under the terms of the Loan Agreement, the Monitoring Fee is calculated based on the number of borrowers thereunder. If, however, Proposed Borrower has not consolidated its monthly accounts receivables agings so that the number of such agings is equal to or less than the number of borrowers under the Loan Agreement no later than 6 months after the Effective Date, the Section of the Schedule entitled "Section 3.2 -- Monitoring Fee" shall at such time be automatically amended to provide that the Monitoring Fee shall be based on the number of monthly accounts receivable agings or the number of borrowers, whichever is greater, provided however, that the initial shift, if any, to a Monitoring Fee based on the number of monthly accounts receivable agings rather than borrowers 6 months after the Effective Date shall be implemented incrementally over a three month period so that, by way of example, if Proposed Borrower has not consolidated its accounts receivable agings as set forth above, for the first month after the 6 month grace period the Monitoring Fee shall equal the sum of (i) a fee based on the number of borrowers plus (ii) one-third of the difference between the fee based on the number of accounts receivable agings and the fee based on the number of borrowers.

                  7. CONSOLIDATED TANGIBLE NET WORTH. Paragraph 6 of the Section of the Schedule entitled "Section 8.1 - Other Provisions and Covenants" is hereby amended and restated as follows:

                  "U. S. Plastics Lumber Corporation shall at all times maintain a Consolidated Tangible Net Worth as follows:

                  (a) At all times up to and including February 27, 1999 -- not less than 80% of the Consolidated Tangible Net Worth on the Closing Date.

                  (b) On February 28, 1999 and at all times thereafter - not less than 80% of the Consolidated Tangible Net Worth on February 28, 1999."

                  8. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to Proposed Borrower's satisfaction of the following conditions:

                           (a) Proposed Borrower shall provide Coast and its
                  agents with all financial information, projections, audits, budgets, business plans, cash flows and availability projections requested by Coast showing the viability of Proposed Borrower before and after the Eaglebrook Acquisition and the Corporate Reorganization, all of which shall be satisfactory to Coast in its sole discretion.

                           (b) The Eaglebrook Acquisition shall have been
                  completed in the form contemplated by the Eaglebrook Agreements, and Proposed Borrower shall have provided Coast with the Eaglebrook Agreements and any and all documents and instruments executed or delivered or to be executed or delivered in connection therewith, all of which shall be satisfactory to Coast in its sole discretion.

                           (c) The Corporate Reorganization shall have been
                  completed in accordance with law and the articles of incorporation and by-laws of the participating entities, and Proposed Borrower shall have provided Coast with the merger agreements, asset acquisition agreements, and/or stock purchase agreements for the Corporate Reorganization and any and all documents and instruments executed or delivered or to be executed or delivered in connection therewith, all of which shall be satisfactory to Coast in its sole discretion.

                           (d) Proposed Borrower shall execute and cause any
                  applicable third parties to execute any and all security documents, including without limitation, security agreements, guaranty agreements, subordination agreements, mortgages, pledges, UCC financing statements, UCC amendments, and related documents as requested by Coast and in form and substance satisfactory to Coast in its sole discretion to maintain or establish, as applicable, the first priority perfected status of Coast's security interests in the assets of Proposed Borrower. Without limiting the generality of the foregoing, Coast shall have received duly executed Collateral Intercreditor Agreements from the Eaglebrook Plastics Shareholders and the Eaglebrook Products Shareholders in form and substance satisfactory to Coast in its discretion (the "Collateral Intercreditor Agreement"), including provisions, without limitation, wherein (i) such shareholders agree to subordinate their respective liens and security interests to Coast's security interest in the assets of the Eaglebrook Companies; and (ii) such shareholders agree to forbear from exercising any rights under any security agreement or stock pledge with respect to the assets or stock of the Eaglebrook Companies for a period of no less than ninety (90) days after notice to Coast.

                           (e) Coast shall have received duly executed landlord
                  waivers for the facility premises of the Eaglebrook Companies in form and substance satisfactory to Coast in its sole discretion including, without limitation, provision that the personal property of the Eaglebrook Companies may remain on such premises and Coast may occupy such premises for up to six months after any foreclosure or other exercise of rights by Coast under or pursuant to the Loan Agreement.

                           (f) Proposed Borrower shall have caused the
                  establishment of such lockbox or blocked accounts as are required by Coast in its sole discretion for the deposit by the Eaglebrook Companies of all Collateral proceeds.

                           (g) In connection with the addition of the Eaglebrook
                  Companies and U.S. Plastic Lumber Ltd. as additional borrowers under the Loan Agreement, each of the Eaglebrook Companies and U.S. Plastic Lumber Ltd. shall have satisfied all of the applicable conditions set forth in Section 5 of the Loan Agreement, as determined by Coast in its sole discretion.

                           (h) Concurrent with Coast's additional advances
                  against the assets being acquired in connection with the Eaglebrook Acquisition, the Eaglebrook Companies shall have title to such assets free and clear of liens except for a first priority lien and security interest in favor of Coast and, subject to the Collateral Intercreditor Agreement, the liens and security interests of the Eaglebrook Products Shareholders and the Eaglebrook Plastics Shareholders.

                           (i) Coast shall have received a secured continuing
                  corporate guaranty by U.S. Plastic Lumber Finance Corp.

                           (j) Coast shall have received a continuing limited
                  personal guaranty in favor of Coast by Mark Alsentzer.

                                    (i) The liability of the guarantor under the
                           guaranty shall be limited to an amount equal to the outstanding Loans advanced to the Eaglebrook Companies by Coast.

                                    (ii) The guaranty shall terminate
                           automatically upon Coast's receipt of certified UCC searches that demonstrate that Coast has a first priority, perfected lien on all of the personal property assets of the Eaglebrook Companies.

                           (k) Coast shall have received a warrant in form and
                  substance satisfactory to Coast for 55,000 shares of common stock of US Plastic Lumber Corp. with an exercise price of $5 per share and a exercise period of 2 years.

                           (l) Coast shall have received an opinion of
                  borrower's counsel regarding the Eaglebrook Acquisition and the Corporate Reorganization in form and substance satisfactory to Coast in its sole discretion, including, without limitation, an opinion confirming the due authorization, completion and conformity with applicable law of the Eaglebrook Acquisition and the Corporate
                  Reorganization.

                           (m) No Event of Default shall have occurred and be
                  continuing.

                  9. MISCELLANEOUS. Each of the Loan Documents previously executed by US Plastic Lumber IP Corp. or US Plastic Lumber Finance Corp. and dated as of December __ , 1998 is hereby amended (i) to provide that it is dated as of even date herewith and (ii) to the extent applicable, to include and identify the Eaglebrook Companies as Borrowers under the Loan Agreement.

                  10. REAFFIRMATION. Except as modified by the terms herein, the Loan Agreement and the other Loan Documents remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or documents related thereto, the terms and provisions of this Amendment shall govern.

                  11. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  12. GOVERNING LAW. This Amendment shall be governed by and construed according to the laws of the State of California.

                  13. ATTORNEYS' FEES; COSTS; JURY TRIAL WAIVER. Proposed Borrower agrees to pay, on demand and on a joint and several basis, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled. Each of Coast and Proposed Borrower hereby waives its right to a jury trial in any such action or proceeding.

                  The foregoing Third Amendment to Loan and Security Agreement is hereby agreed and accepted:


EAGLEBROOK PLASTICS, INC.                  EAGLEBROOK PRODUCTS, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



CARTERET BIOCYCLE CORPORATION               CLEAN EARTH OF NEW CASTLE, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



CONSOLIDATED TECHNOLOGIES, INC.             INTEGRATED TECHNICAL SERVICES, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



U.S. PLASTIC LUMBER FINANCE CORP.           U.S. PLASTIC LUMBER IP CORP.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



U.S. PLASTIC LUMBER LTD.                    S&W WASTE, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President

"Coast"

COAST BUSINESS CREDIT, a division of
Southern Pacific Bank


By:_________________________________

Title:______________________________


                  Each of the undersigned hereby acknowledges and consents to the foregoing Amendment, and agrees that the Continuing Guaranty executed by it in favor of Coast is hereby amended by adding as borrowers thereunder the Eaglebrook Companies and U.S. Plastic Lumber Ltd. and by deleting as borrowers thereunder RPI Acquisition Corporation, Earth Care Products of Tennessee, Inc., Earth Care Products of the Midwest, Inc., Environmental Specialty Products, Inc., EnviroPlastics Corporation, Chesapeake Plastic Lumber, Inc., Waste Concepts, Incorporated, Green Horizon Environmental, Inc., GCI Acquisition Corporation and Cycle Masters Corporation. Each of the undersigned agrees and acknowledges that the Continuing Guaranty executed by it in favor of Coast as modified in the preceding sentence remains in full force and effect.

EAGLEBROOK PLASTICS, INC.                   EAGLEBROOK PRODUCTS, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



CARTERET BIOCYCLE CORPORATION               CLEAN EARTH OF NEW CASTLE, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



CONSOLIDATED TECHNOLOGIES, INC.             INTEGRATED TECHNICAL SERVICES, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President

U.S. PLASTIC LUMBER LTD.                    S&W WASTE, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



CLEAN EARTH, INC.                           U.S. PLASTIC LUMBER CORP.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President

                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 26th day of February 1999, between Coast Business Credit, a division of Southern Pacific Bank ("Coast"), U.S. Plastic Lumber Ltd., Carteret Biocycle Corporation, Clean Earth of New Castle, Inc., Consolidated Technologies, Inc., Integrated Technical Services, Inc., S&W Waste, Inc., Eaglebrook Plastics, Inc. and Eaglebrook Products, Inc. (jointly and severally, the "Borrower"), is made in reference to the following facts:

         A. Borrower and Coast are parties to that certain Loan and Security Agreement dated as of September 30, 1998, as amended (the "Loan Agreement");

         B. Borrower and Coast have entered into that certain Third Amendment to Loan and Security Agreement dated as of February 1, 1999 (the "Third Amendment"; the Third Amendment and all of the Loan Documents executed in connection therewith are collectively referred to as the "Third Amendment Loan Documents").

                  NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows:

                  1. DEFINITIONS. Terms used herein, unless otherwise defined herein, shall have the meanings given to them in the Loan Agreement.

                  2. GUARANTOR INDEBTEDNESS. The Loan Agreement is hereby amended to provide that it shall be an Event of Default under the Loan Agreement if:

                  (a) any Guarantor, as defined in the Loan Agreement, of any of the Obligations, defaults under any instrument for indebtedness now existing or hereafter arising; and

                  (b) such default has not been cured within the time period, if any, permitted by the holder of the instrument and the holder is permitted as a result of such default to accelerate the indebtedness owed to it by such guarantor in an amount in excess of $1,000,000, and

                  (c) the Borrower or the Guarantor have not cured the Default on such indebtedness within 10 business days from its Default

                  3. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to Borrower's satisfaction of the following conditions:

                  (a) Borrower shall have provided Coast with a subordination agreement in form and substance acceptable to Coast in its discretion reasonably exercised from each existing and future creditor (excluding trade creditors, landlords, lessors of leased equipment and lenders whose proceeds are used to purchase equipment or to finance real estate) of any guarantor of any of the Obligations, provided that no subordination agreement shall be required from any such creditor if the amount of all debt which has not been subordinated to Coast (in form approved by Coast) is less than $1,500,000 in the aggregate for all such creditors of a specific guarantor. Without limiting the foregoing, Coast shall have received (i) a subordination agreement in form and substance acceptable to Coast in its discretion with regard to those certain Convertible Debenture Purchase Agreements dated December 22, 1998 and January 26, 1999 between US Plastic Lumber Corp., Halifax Fund L.P., and Societe General; and (ii) an amendment to intercreditor and subordination agreement in form and substance acceptable to Coast in its discretion with regard to the New Note in favor of Schultes.

                  (b) No Event of Default shall have occurred and be continuing.

                  4. MISCELLANEOUS. Each reference in the Third Amendment Loan Documents to the date of the Eaglebrook Agreements (as such term is defined in the Third Amendment) is hereby amended to state the date of January 28, 1999. Coast is hereby authorized to modify the Third Amendment Loan Documents, where applicable, to reflect such amendment.

                  5. REAFFIRMATION. Except as modified by the terms herein, the Loan Agreement and the other Loan Documents remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or documents related thereto, the terms and provisions of this Amendment shall govern.

                  6. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  7. GOVERNING LAW. This Amendment shall be governed by and construed according to the laws of the State of California.

                  8. ATTORNEYS' FEES; COSTS; JURY TRIAL WAIVER. Borrower agrees to pay, on demand and on a joint and several basis, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled. Each of Coast and Borrower hereby waives its right to a jury trial in any such action or proceeding.

                  The foregoing Fourth Amendment to Loan and Security Agreement is hereby agreed and accepted:

EAGLEBROOK PLASTICS, INC.                   EAGLEBROOK PRODUCTS, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



CARTERET BIOCYCLE CORPORATION               CLEAN EARTH OF NEW CASTLE, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President

CONSOLIDATED TECHNOLOGIES, INC.             INTEGRATED TECHNICAL SERVICES, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



U.S. PLASTIC LUMBER LTD.                    S&W WASTE, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



"Coast"

COAST BUSINESS CREDIT, a division of
Southern Pacific Bank


By:_________________________________


Title:______________________________


                  Each of the undersigned hereby acknowledges and consents to the foregoing Amendment, and agrees that the Continuing Guaranty executed by it in favor of Coast remains in full force and effect.

EAGLEBROOK PLASTICS, INC.                   EAGLEBROOK PRODUCTS, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



U.S. PLASTIC LUMBER FINANCE CORP.           U.S. PLASTIC LUMBER IP CORP.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President

CONSOLIDATED TECHNOLOGIES, INC.             INTEGRATED TECHNICAL SERVICES, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



U.S. PLASTIC LUMBER LTD.                    S&W WASTE, INC.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President



CLEAN EARTH, INC.                           U.S. PLASTIC LUMBER CORP.



By:_________________________________        By:________________________________
     President or Vice President                 President or Vice President





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